INVESTOR PRESENTATION: SECOND QUARTER 2020

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. Risks and uncertainties related to the duration and impact of the COVID-19 pandemic on the Company and the factors disclosed in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended February 1, 2020, and Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2020, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for the 2020 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATION The following presentation includes certain adjusted non-GAAP financial measures. Additional details about non-GAAP financial measures and a reconciliation of GAAP financial measures to non-GAAP financial measures is included in the news release issued by the company on August 27, 2020 which is available in the "Investors" section of the company's website, located at corporate.abercrombie.com. As used in the presentation, "GAAP" refers to accounting principles generally accepted in the United States of America. As used in the presentation, "Abercrombie" refers to the company's Abercrombie & Fitch and abercrombie kids brands. Sub-totals and totals may not foot due to rounding. Net income (loss) and net income (loss) per share financial measures included herein are attributable to Abercrombie & Fitch Co., excluding net income attributable to noncontrolling interests. 2

TABLE OF CONTENTS Safe Harbor and Other Information 2 Company Overview 4 Response to COVID-19 7 Q2 2020 Results 12 Financial Position, Liquidity & Capital Allocation 18 Global Store Network Optimization 24 Outlook 29 Appendix 31 3

COMPANY OVERVIEW 4

COMPANY OVERVIEW ICONIC BRANDS HOLLISTER ABERCROMBIE & FITCH ABERCROMBIE KIDS The quintessential apparel brand of the global teen Abercrombie & Fitch believes that every day should A global specialty retailer of quality, comfortable, consumer, Hollister Co. believes in liberating the feel as exceptional as the start of the long weekend. made-to-play favorites, abercrombie kids sees the spirit of an endless summer inside everyone. At Since 1892, the brand has been a specialty world through kids’ eyes, where play is life and every Hollister, summer isn’t just a season, it’s a state of retailer of quality apparel, outerwear and fragrance day is an opportunity to be anything and better mind. Hollister creates carefree style designed to - designed to inspire our global customers to feel everything. make all teens feel celebrated and comfortable in confident, be comfortable and face their Fierce. their own skin, so they can live in a summer mindset all year long, whatever the season. Hollister also carries an intimates brand, Gilly Hicks by Hollister, which offers intimates, loungewear and sleepwear. Its products are designed to invite everyone to embrace who they are underneath it all. 5

COMPANY OVERVIEW GLOBAL, OMNICHANNEL RETAILER THE COMPANY'S PRODUCTS ARE SOLD GLOBALLY, PRIMARILY THROUGH ITS COMPANY-OWNED STORE AND DIGITAL CHANNELS, AS WELL AS THROUGH VARIOUS THIRD-PARTY WHOLESALE, FRANCHISE AND LICENSING ARRANGEMENTS CAPABILITY TO SHIP COMPANY-OPERATED MERCHANDISE TO ROUGHLY 850 RETAIL STORES 115 115 COUNTRIES 1/3 DIGITAL NET SALES OF OVER OF FISCAL 2019 NET SALES WERE $1B+ $1 BILLION IN FISCAL 2019 33% DERIVED INTERNATIONALLY COUNTRIES WITH SHIP- NEW REGIONAL HEADQUARTERS FROM-STORE & 10 WITH INTRODUCED DURING FISCAL 12 PURCHASE-ONLINE-PICK- 2 2019 IN LONDON AND SHANGHAI UP-IN-STORE CAPABILITIES INTERNATIONAL WHOLESALE PARTNERSHIPS, 17 FRANCHISE STORES 7 PRIMARILY INTERNATIONAL 6 Information provided on this slide is as of August 1, 2020 unless otherwise specified.

RESPONSE TO COVID-19 7

RESPONSE TO COVID-19 OUR PREVIOUSLY-STATED TRANSFORMATION INITIATIVES THE FOLLOWING TRANSFORMATION INITIATIVES HAVE CREATED THE FOUNDATION TO ALLOW US TO QUICKLY RESPOND TO COVID-19: 1 OPTIMIZING OUR GLOBAL STORE NETWORK • Rightsizing store fleet and adapting to the evolving role of the store as customers' shopping preferences shift 2 ENHANCING DIGITAL AND OMNI-CHANNEL CAPABILITIES • Creating best-in-class customer experiences while growing profitably across channels 3 INCREASING THE SPEED AND EFFICIENCY OF OUR CONCEPT-TO-CUSTOMER PRODUCT LIFE CYCLE • Investing in capabilities to position supply chain for greater speed, agility and flexibility • Utilizing data and analytics to offer the right product at the right time and the right price 4 IMPROVING OUR CUSTOMER ENGAGEMENT THROUGH OUR LOYALTY PROGRAMS AND MARKETING OPTIMIZATION • Leveraging data, including our loyalty programs, to engage with customers across channels • Driving more efficient and effective marketing spend 8

RESPONSE TO COVID-19 HOW WE ARE NAVIGATING COVID-19 FOCUSING ON THE WELL-BEING OF ASSOCIATES AND CUSTOMERS • Requiring associates to use face coverings, depending on geographic region • Encouraging or requiring customers to use face coverings, depending on geographic region • Conducting associate wellness checks in accordance with local government direction • Enhancing cleaning routines • Implementing various measures to encourage social distancing, including managing occupancy limits • Installing plexiglass barriers in the majority of store locations • Encouraging contactless payment options, where available • Opening fitting rooms where permissible, with additional cleaning procedures for clothing that has been tried on • Removing returned merchandise from the sales floor for a period of time where mandated by local government • Reducing store hours in select locations • Continuing to offer Purchase-Online-Pickup-in-Store, including curbside pick-up at a majority of U.S. locations • Maximizing work-from-home and digital collaboration alternatives to minimize in-person meetings whenever possible OPTIMIZING DIGITAL OPERATIONS • Following recommended cleaning and distancing measures in the company's distribution centers to continue digital operations and mitigate shipping delays • Focusing on a seamless digital checkout experience for customers • Working cross-functionally and developing plans on how to best leverage in-store inventory • Offered flexible return dates as stores reopened and extended our return policy to cover the period of store closures PRESERVING LIQUIDITY AND MANAGING CASH FLOWS •   Partnering with merchandise and non-merchandise vendors in regards to payment terms • Reevaluating budgeted expenses to better align operating costs with expected sales • Tightly managing inventories by reducing and recadencing inventory receipts for orders not already in production • Borrowed $210M under the ABL Facility in March 2020, which was repaid in July 2020 along with the Term Loan Facility, using proceeds from the issuance of the Senior Secured Notes and existing cash on hand • Withdrew $50M from the overfunded Rabbi Trust assets, which represented the majority of excess funds • Temporarily suspended the company's share repurchase and dividend programs • Assessing government policy and economic stimulus responses to COVID-19 9 Policies and procedures are rapidly evolving in response to the COVID-19 pandemic. Information provided on this slide has been updated as of August 24, 2020.

RESPONSE TO COVID-19 PIVOTING MARKETING AND UPDATING MESSAGING In response to the rapidly evolving global environment, the company quickly adapted to the challenges presented by COVID-19 and pivoted its marketing and messaging to engage with customers in meaningful, authentic and relatable ways through its social media, influencer network, apps, online events, websites and e-mail. 10

RESPONSE TO COVID-19 758 STORES, 89% OF STORE FLEET, CURRENTLY OPEN* We continue to reopen stores temporarily closed in response to COVID-19 on a rolling basis, with new processes in place to promote a safe shopping environment for our associates and customers as described on slide 9. We plan to follow the guidance of local governments to determine when we can reopen stores and when evaluating whether further store closures will be necessary. 16 133 CANADA EUROPE 100% open 100% open 49 548 12 ASIA UNITED STATES 100% open 86% open MIDDLE EAST 100% open 486 272 HOLLISTER ABERCROMBIE 90% open 88% open 11 *Figures presented are number of stores open as of August 24, 2020. Excludes international franchise stores and temporary stores with initial lease terms of less than 24 months.

Q2 2020 RESULTS 12

Q2 2020 RESULTS CEO COMMENTARY “We are listening, learning and evolving, and staying nimble in this unprecedented period of turmoil and uncertainty. Since the start of the pandemic, our global teams have been tirelessly at work, rapidly pivoting in response to the changing environment due to COVID-19 and calls for social justice. We have made many difficult decisions with a purpose of strengthening our company for near-term success and long-term growth.” “We ended the quarter with approximately $1.1 billion of liquidity, reflecting $187 million of operating cash flow generated in the second quarter. By managing to the tough current environment and our daily demand trends, we were able to grow our highly penetrated digital revenue base by 56% year-over-year to $386 million, expand our gross profit rate by 140 basis points and leverage operating expense, resulting in robust operating margin improvement.” “We are proud of our recent execution, although cognizant and humbled by the many unknowns we as individuals and as a company continue to face. Looking ahead, the physical and mental health and safety of our customers, associates and communities remains a top priority. We will continue to be vigilant, thoughtfully managing operations while leveraging our strong liquidity position to strategically invest in critical functions that support our future global growth opportunities.” FRAN HOROWITZ, CHIEF EXECUTIVE OFFICER 13

Q2 2020 RESULTS NET INCOME (LOSS) PER SHARE SIGNIFICANT ITEMS IMPACTING Q2 2020 RESULTS • Net sales decreased 17%, or $143M, as compared to last year, driven by the adverse impact of COVID-19 on store sales • Asset impairment charges of $8M adversely impacted results by $0.15 per diluted share, net of estimated tax effect, reflecting the impact of COVID-19 • Store occupancy expense decreased $26M, reflecting the impact of temporary store closures • Store payroll expense decreased $38M, primarily related to expense management actions taken to furlough certain associates and government relief for eligible payroll during period of store closures • Shipping and handling expense increased $10M as compared to last year, driven by year-over-year digital sales growth of approximately 56% Q2 2020 Q2 2019 GAAP $0.09 $(0.48) EXCLUDED ITEMS, NET OF TAX EFFECT (1) (0.15) — ADJUSTED NON-GAAP $0.23 $(0.48) IMPACT FROM FOREIGN CURRENCY EXCHANGE RATES (2) — 0.02 ADJUSTED NON-GAAP ON A CONSTANT CURRENCY BASIS $0.23 $(0.46) (1) Adjusted non-GAAP results exclude the effect of certain items set out of page 32. (2) The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate. 14

Q2 2020 RESULTS NET SALES TOTAL COMPANY NET SALES DOWN 17% TO $698M YEAR-OVER-YEAR DIGITAL SALES GROWTH OF APPROXIMATELY 56% HOLLISTER ABERCROMBIE $429M $269M DOWN 15% TO LAST YEAR DOWN 20% LAST YEAR 61.5% OF TOTAL NET SALES 38.5% OF TOTAL NET SALES UNITED STATES EMEA APAC OTHER $459M $171M $42M $27M DOWN 16% TO LAST YEAR DOWN 15% TO LAST YEAR DOWN 38% TO LAST YEAR DOWN 10% TO LAST YEAR 65.7% OF TOTAL NET SALES 24.5% OF TOTAL NET SALES 6.0% OF TOTAL NET SALES 3.8% OF TOTAL NET SALES 15

Abercrombie & Fitch Co.
A&F | a&f | Hollister | Gilly Hicks

Q2 2020 RESULTS

OPERATING EXPENSE

GAAP

(in thousands)	Q2 2020	% OF NET SALES	Q2 2019	% OF NET SALES	Δ BPS [3]
STORE OCCUPANCY [1]	$126,733	18.1%	$152,581	18.1%	—
ALL OTHER [2]	183,637	26.3%	223,766	26.6%	(30)
STORES AND DISTRIBUTION	310,370	44.4%	376,347	44.7%	(30)
MARKETING, GENERAL & ADMINISTRATIVE	97,252	13.9%	115,694	13.8%	10
FLAGSHIP STORE EXIT (BENEFITS) CHARGES	(3,884)	(0.6)%	44,994	5.3%	(590)
ASSET IMPAIRMENT, EXCLUSIVE OF FLAGSHIP STORE EXIT CHARGES	8,083	1.2%	715	0.1%	110
TOTAL	**$411,821**	**59.0%**	**$537,750**	**63.9%**	**(490)**

NON-GAAP*

(in thousands)	Q2 2020	% OF NET SALES	Q2 2019	% OF NET SALES	Δ BPS [3]
STORE OCCUPANCY [1]	$126,733	18.1%	$152,581	18.1%	—
ALL OTHER [2]	183,637	26.3%	223,766	26.6%	(30)
STORES AND DISTRIBUTION	310,370	44.4%	376,347	44.7%	(30)
MARKETING, GENERAL & ADMINISTRATIVE	97,252	13.9%	115,694	13.8%	10
FLAGSHIP STORE EXIT (BENEFITS) CHARGES	(3,884)	(0.6)%	44,994	5.3%	(590)
ASSET IMPAIRMENT, EXCLUSIVE OF FLAGSHIP STORE EXIT CHARGES	—	0.0%	715	0.1%	(10)
TOTAL	**$403,738**	**57.8%**	**$537,750**	**63.9%**	**(610)**

* Q2 non-GAAP operating expense for the current period is presented on an adjusted non-GAAP basis, and excludes the effect of certain items set out of page 32.

(1) Includes operating lease costs, other landlord charges, utilities, depreciation and other occupancy expense.

(2) Includes selling payroll, store management and support, other store expense, direct-to-consumer expense, and distribution center costs.

(3) Rounded based on reported percentages.

16

Q2 2020 RESULTS INCOME STATEMENT GAAP NON-GAAP* % OF % OF % OF % OF (in thousands) Q2 2020 NET SALES Q2 2019 NET SALES Q2 2020 NET SALES Q2 2019 NET SALES NET SALES $698,328 100.0% $841,078 100.0% $698,328 100.0% $841,078 100.0% (1) GROSS PROFIT 423,608 60.7% 498,633 59.3% 423,608 60.7% 498,633 59.3% OPERATING EXPENSE 411,821 59.0% 537,750 63.9% 403,738 57.8% 537,750 63.9% OTHER OPERATING (INCOME) LOSS, NET (2,356) (0.3)% 367 0.0% (2,356) (0.3)% 367 0.0% OPERATING INCOME (LOSS) 14,143 2.0% (39,484) (4.7)% 22,226 3.2% (39,484) (4.7)% INTEREST EXPENSE, NET 7,098 1.0% 1,370 0.2% 7,098 1.0% 1,370 0.2% INCOME (LOSS) BEFORE INCOME TAXES 7,045 1.0% (40,854) (4.9)% 15,128 2.2% (40,854) (4.9)% INCOME TAX EXPENSE (BENEFIT) 1,253 0.2% (11,330) (1.3)% 87 0.0% (11,330) (1.3)% NET INCOME (LOSS) $5,464 0.8% $(31,142) (3.7)% $14,713 2.1% $(31,142) (3.7)% NET INCOME (LOSS) PER SHARE BASIC $0.09 $(0.48) $0.24 $(0.48) DILUTED $0.09 $(0.48) $0.23 $(0.48) WEIGHTED-AVERAGE SHARES BASIC 62,527 65,156 62,527 65,156 DILUTED 63,286 65,156 63,286 65,156 * The non-GAAP income statement is presented on an adjusted non-GAAP basis, and excludes the effect of certain items set out on page 32. (1) Gross profit is derived from cost of sales, exclusive of depreciation and amortization. 17

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION 18

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION FINANCIAL POSITION AND LIQUIDITY SUMMARY LIQUIDITY* $1,100M $1,061M CASH & EQUIVALENTS $767M AS COMPARED TO $500M LAST YEAR $1,000M SHORT-TERM BORROWINGS NO BORROWINGS OUTSTANDING UNDER ABL FACILITY $914M $295M OF BORROWING AVAILABLE UNDER ABL FACILITY $900M GROSS LONG-TERM BORROWINGS $810M $350M OUTSTANDING AS COMPARED TO $253M LAST YEAR $800M INVENTORIES $453M DOWN 7% FROM LAST YEAR $700M Q2 2019 Q4 2019 Q2 2020 * Liquidity is comprised of cash and equivalents and borrowing available under the ABL Facility. 19

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION CASH FLOW SUMMARY YEAR TO DATE PERIOD ENDED (in thousands) AUGUST 1, 2020 AUGUST 3, 2019 NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES $96,233 $(36,055) NET CASH USED FOR INVESTING ACTIVITIES $(75,621) $(94,224) NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES $71,329 $(91,924) NET CASH PROVIDED CAPITAL FREE (in thousands) BY OPERATING ACTIVITIES EXPENDITURES CASH FLOW (1) FY 2015 $315,755 $143,199 $172,556 FY 2016 $185,169 $140,844 $44,325 FY 2017 $287,658 $107,001 $180,657 FY 2018 $352,933 $152,393 $200,540 FY 2019 $300,685 $202,784 $97,901 (1) Free cash flow is a non-GAAP measure and is computed by subtracting capital expenditures from net cash provided by operating activities, both of which are disclosed in the table above, preceding the measure of free cash flow. 20

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION SHARE REPURCHASES AND DIVIDENDS In order to preserve liquidity and increase financial flexibility in light of COVID-19, during fiscal 2020 the company temporarily suspended its share repurchase and dividend programs. At the end of Q2 2020, the Company had approximately 3.2 million shares remaining available for purchase under its publicly announced June 2019 stock repurchase authorization. SHARE REPURCHASES (in thousandths, except NUMBER OF AVERAGE for average cost) SHARES COST COST DIVIDENDS TOTAL Q1 2020 1,397 $15,172 $10.86 $12,556 $27,728 Q2 2020 — $— $— $— $— YTD 2020 1,397 $15,172 $10.86 $12,556 $27,728 SHARE REPURCHASES (in thousandths, except NUMBER OF AVERAGE for average cost) SHARES COST COST DIVIDENDS TOTAL FY 2015 2,461 $50,033 $20.33 $55,145 $105,178 FY 2016 — $— $— $54,066 $54,066 FY 2017 — $— $— $54,392 $54,392 FY 2018 2,932 $68,670 $23.42 $53,714 $122,384 FY 2019 3,957 $63,542 $16.06 $51,510 $115,052 (in thousandths) FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 Q2 2020 ENDING SHARES OUTSTANDING 67,348 67,758 68,195 66,227 62,786 62,400 21

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION BALANCE SHEET (in thousandths) AUGUST 1, 2020 FEBRUARY 1, 2020 AUGUST 3, 2019 CASH AND EQUIVALENTS $766,721 $671,267 $499,757 RECEIVABLES 88,323 80,251 98,691 INVENTORIES 453,239 434,326 487,109 OTHER CURRENT ASSETS 75,160 78,905 86,586 TOTAL CURRENT ASSETS $1,383,443 $1,264,749 $1,172,143 PROPERTY AND EQUIPMENT, NET 635,703 665,290 649,360 OPERATING LEASE RIGHT-OF-USE ASSETS 1,073,464 1,230,954 1,216,998 OTHER ASSETS 216,204 388,672 368,503 TOTAL ASSETS $3,308,814 $3,549,665 $3,407,004 ACCOUNTS PAYABLE $284,221 $219,919 $226,234 ACCRUED EXPENSES 351,849 302,214 279,050 SHORT-TERM PORTION OF OPERATING LEASE LIABILITIES 278,495 282,829 273,989 INCOME TAXES PAYABLE 6,425 10,392 10,903 TOTAL CURRENT LIABILITIES $920,990 $815,354 $790,176 LONG-TERM PORTION OF OPERATING LEASE LIABILITIES 1,122,853 1,252,634 1,229,609 LONG-TERM BORROWINGS, NET 343,250 231,963 251,033 OTHER LIABILITIES 108,111 178,536 132,891 TOTAL LONG-TERM LIABILITIES $1,574,214 $1,663,133 $1,613,533 TOTAL ABERCROMBIE & FITCH CO. STOCKHOLDERS EQUITY 805,681 1,058,810 991,977 NONCONTROLLING INTEREST 7,929 12,368 11,318 TOTAL STOCKHOLDERS' EQUITY $813,610 $1,071,178 $1,003,295 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $3,308,814 $3,549,665 $3,407,004 22

FINANCIAL POSITION, LIQUIDITY & CAPITAL ALLOCATION STATEMENT OF CASH FLOWS YEAR TO DATE PERIOD ENDED (in thousandths) AUGUST 1, 2020 AUGUST 3, 2019 NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES $96,233 $(36,055) PURCHASES OF PROPERTY AND EQUIPMENT (75,621) (94,224) NET CASH USED FOR INVESTING ACTIVITIES $(75,621) $(94,224) PROCEEDS FROM ISSUANCE OF SENIOR SECURED NOTES 350,000 — PROCEEDS FROM BORROWINGS UNDER THE ABL FACILITY 210,000 — REPAYMENT OF TERM LOAN FACILITY BORROWINGS (233,250) — REPAYMENT OF ABL FACILITY BORROWINGS (210,000) — PAYMENT OF DEBT ISSUANCE COSTS AND FEES (6,558) — PURCHASES OF COMMON STOCK (15,172) (57,812) DIVIDENDS PAID (12,556) (26,385) OTHER FINANCING ACTIVITIES (11,135) (7,727) NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES $71,329 $(91,924) EFFECT OF FOREIGN CURRENCY EXCHANGE RATES ON CASH 1,785 (2,455) NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS, AND RESTRICTED CASH AND EQUIVALENTS $93,726 $(224,658) CASH AND EQUIVALENTS, AND RESTRICTED CASH AND EQUIVALENTS, BEGINNING OF PERIOD $692,264 $745,829 CASH AND EQUIVALENTS, AND RESTRICTED CASH AND EQUIVALENTS, END OF PERIOD $785,990 $521,171 23

GLOBAL STORE NETWORK OPTIMIZATION 24

Abercrombie & Fitch Co.

A&F | a&f | Hollister | Gilly Hicks

GLOBAL STORE NETWORK OPTIMIZATION

850 STORES AS OF Q2 2020

NEW STORE OPENINGS & CLOSINGS

TOTAL COMPANY	TOTAL	UNITED STATES	CANADA	EUROPE	ASIA	MIDDLE EAST
END OF Q1 2020	849	643	17	129	49	11
OPENINGS	7	2	—	4	—	1
PERMANENT CLOSINGS	(6)	(6)	—	—	—	—
END OF Q2 2020	850	639	17	133	49	12

HOLLISTER [1]	TOTAL	UNITED STATES	CANADA	EUROPE	ASIA	MIDDLE EAST
END OF Q1 2020	543	390	10	109	28	6
OPENINGS	3	1	—	2	—	—
PERMANENT CLOSINGS	(5)	(5)	—	—	—	—
END OF Q2 2020	541	386	10	111	28	6

ABERCROMBIE [2]	TOTAL	UNITED STATES	CANADA	EUROPE	ASIA	MIDDLE EAST
END OF Q1 2020	306	253	7	20	21	5
OPENINGS	4	1	—	2	—	1
PERMANENT CLOSINGS	(1)	(1)	—	—	—	—
END OF Q2 2020	309	253	7	22	21	6

(1) Locations with Gilly Hicks carveouts within Hollister stores are represented as a single store count. Excludes nine and 10 international franchise stores as of August 1, 2020 and May 2, 2020, respectively. Excludes 15 and 14 Company-operated temporary stores as of August 1, 2020 and May 2, 2020, respectively.

(2) Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts within Abercrombie & Fitch stores are represented as a single store count. Excludes eight international franchise stores as of each of August 1, 2020 and May 2, 2020. Excludes six and four Company-operated temporary stores as of August 1, 2020 and May 2, 2020, respectively.

25

GLOBAL STORE NETWORK OPTIMIZATION GROSS SQUARE FOOTAGE REDUCED 14% SINCE 2015 HOLLISTER ABERCROMBIE TOTAL COMPANY (in thousands) U.S. INTERNATIONAL U.S. INTERNATIONAL U.S. INTERNATIONAL TOTAL FY 2015 2,856 1,183 2,634 619 5,490 1,802 7,292 FY 2016 2,737 1,218 2,411 641 5,148 1,859 7,007 (4)% 3% (8)% 4% (6)% 3% (4)% FY 2017 2,681 1,200 2,210 619 4,891 1,819 6,710 (2)% (1)% (8)% (3)% (5)% (2)% (4)% FY 2018 2,658 1,234 2,028 646 4,686 1,880 6,566 (1)% 3% (8)% 4% (4)% 3% (2)% FY 2019 2,600 1,263 1,827 613 4,427 1,876 6,303 (2)% 2% (10)% (5)% (6)% —% (4)% Q2 2020 2,568 1,265 1,811 633 4,379 1,898 6,277 (1)% —% (1)% 3% (1)% 1% —% 26

GLOBAL STORE NETWORK OPTIMIZATION STORE FLEET DETAIL 42% OF GLOBAL FLEET IN UPDATED FORMATS Q2 2020 STORE OPTIMIZATION ACTIVITY 898 HOLLISTER ABERCROMBIE TOTAL 900 868 861 854 850 NEW STORES 3 4 7 800 REMODELS 2 — 2 700 661 RIGHT-SIZES 3 2 5 588 NEW EXPERIENCES 8 6 14 600 524 STORE CLOSURES (5) (1) (6) 500 442 419 400 342 Q2 2020 STORE FLEET DETAIL 300 263 358 HOLLISTER ABERCROMBIE TOTAL COMPANY 202 200 156 # OF % OF # OF % OF # OF % OF STORES FLEET STORES FLEET STORES FLEET 61 59 58 100 55 55 LEGACY STORES 233 43% 186 60% 419 49% 0 UPDATED FORMATS 291 54% 67 22% 358 42% 20 19 19 15 15 FY 2016 FY 2017 FY 2018 FY 2019 Q2 2020 OUTLETS 16 3% 42 14% 58 7% Total stores FLAGSHIPS 1 —% 14 5% 15 2% Total old format chain stores TOTAL Total stores with updated formats 541 100% 309 100% 850 100% Total outlet stores Total flagship stores 27 * Prior period figures have been revised to reflect a change in the classification of certain stores to be consistent with current presentation.

GLOBAL STORE NETWORK OPTIMIZATION FLAGSHIP STORE FLEET FLAGSHIP NATURAL LEASE EXPIRATION CADENCE (2) 8 8 7 P&L IMPACT OF FLAGSHIP STORES Entered fiscal 2019 with 15 flagships after closing five flagship locations since 6 fiscal 2017. 5 The combined 4-wall operating margin of the 15 flagships remaining at the end 4 of fiscal 2019 adversely impacted fiscal 2019 operating margin by 60 basis 4 points and adversely impacted comparable sales by 50 basis points. (1) 3 3 The A&F Fukuoka, Japan location and two additional flagship locations are available for closure in fiscal 2020. These three flagships' combined did not 2 have a significant impact on fiscal 2019 operating margin. 1 0 FY 2020 FY 2021-2024 FY 2025+ (1) Includes the A&F Fukuoka, Japan location. (2) Includes the Hollister and the A&F 5th Avenue, New York City locations. 28

OUTLOOK 29

OUTLOOK FISCAL 2020 OUTLOOK The company has seen, and expects to continue to see, material adverse impacts as a result of COVID-19. As a result, for the third quarter of fiscal 2020, the company expects net sales to be down in the range of 15% to 20% as compared to last year. The company also expects capital expenditures for fiscal 2020 to be approximately $100 million. As the current circumstances and the impacts of COVID-19 on the company’s operations, including the duration and impact on overall customer demand, are dynamic, the company is not providing additional details for the third quarter or full year of fiscal 2020. 30

APPENDIX 31

APPENDIX RECONCILIATION OF GAAP TO NON-GAAP RESULTS Q2 2020 EXCLUDED Q2 2020 GAAP ITEMS NON-GAAP ASSET IMPAIRMENT, EXCLUSIVE OF FLAGSHIP STORE $8,083 $8,083 $— EXIT CHARGES OPERATING INCOME 14,143 (8,083) 22,226 INCOME BEFORE INCOME TAXES 7,045 (8,083) 15,128 INCOME TAX EXPENSE (1) 1,253 1,166 87 NET INCOME $5,464 $(9,249) $14,713 NET INCOME PER DILUTED SHARE $0.09 $(0.15) $0.23 DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING 63,286 63,286 (1) The tax effect of excluded items, calculated as the difference between the tax provision on a GAAP basis and an adjusted non-GAAP basis. 32

Abercrombie
& Fitch Co.

A&F | a&f | Gilly Hicks

APPENDIX

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

NET SALES	Q2 2020	Q2 2019	Δ %
GAAP	$698,328	$841,078	(17)%
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	(2,125)	0%
NON-GAAP CONSTANT CURRENCY BASIS	$698,328	$838,953	(17)%

GROSS PROFIT	Q2 2020	Q2 2019	Δ BPS [2]
GAAP	$423,608	$498,633	140
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	(1,408)	0
NON-GAAP CONSTANT CURRENCY BASIS	$423,608	$497,225	140

OPERATING INCOME (LOSS)	Q2 2020	Q2 2019	Δ BPS [2]
GAAP	$14,143	$(39,484)	670
EXCLUDED ITEMS [3]	(8,083)	—	(120)
ADJUSTED NON-GAAP	$22,226	$(39,484)	790
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	926	(10)
ADJUSTED NON-GAAP CONSTANT CURRENCY BASIS	$22,226	$(38,558)	780

NET INCOME (LOSS) PER DILUTED SHARE	Q2 2020	Q2 2019	Δ $
GAAP	$0.09	$(0.48)	$0.57
EXCLUDED ITEMS, NET OF TAX [3]	(0.15)	—	(0.15)
ADJUSTED NON-GAAP	$0.23	$(0.48)	$0.71
IMPACT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES [1]	—	0.02	(0.02)
ADJUSTED NON-GAAP CONSTANT CURRENCY BASIS	$0.23	$(0.46)	$0.69

(1) The impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share impact from foreign currency is calculated using a 26% tax rate.
(2) The estimated basis point impact has been rounded based on the percentage change.
(3) Excludes the effect of certain items set out on page 32.

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